UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2023

CALAMP CORP.

Exact Name of Registrant as Specified in Its Charter:

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	I.R.S. Employer Identification No.

Address of Principal Executive Offices:	15635 Alton Parkway, Suite 250 Irvine, CA 92618

Registrant’s Telephone Number, Including Area Code:	(949) 600-5600

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2023 (the “Effective Date”), Jeff Gardner and CalAmp Corp. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) providing for Mr. Gardner’s separation from the Company. In accordance with the Separation Agreement, Mr. Gardner will remain employed as the Company’s President and Chief Executive Officer through the earlier of October 30, 2023 and such date as is determined by the Company’s Board of Directors (the “Separation Date”). Mr. Gardner’s separation was mutually agreed between the Company and himself, and his separation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company has commenced a search for its next CEO and will be retaining an executive search firm.

Under the Separation Agreement, Mr. Gardner will continue to receive his existing salary during the period commencing on May 10, 2023 and ending on the Separation Date. Unvested equity awards granted under the Company’s stock incentive plans during and after 2021 that vest based on the passage of time will continue to vest until October 30, 2023, and unvested equity awards granted under the Company’s stock incentive plans prior to 2021 will continue to vest for a period of 12 months following the later of October 30, 2023 and the Separation Date. The unvested Company performance-based restricted stock units held by Mr. Gardner as of the Separation Date will be forfeited without consideration. Additionally, pursuant to the terms of the Separation Agreement, subject to Mr. Gardner’s execution and non-revocation of a general release of claims, continued service through the Separation Date (except in specified circumstances) and continued compliance with certain covenants set forth in the Separation Agreement and his employment agreement with the Company, the Company has agreed to provide Mr. Gardner with the without cause termination severance payments and benefits provided under his employment agreement with the Company.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by reference. A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

10.1	Separation Agreement, dated May 10, 2023, by and between CalAmp Corp. and Jeff Gardner

99.1	Press Release, dated May 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

Date May 11, 2023	By:	/s/ Jikun Kim
Jikun Kim
Chief Financial Officer
(Principal Accounting and Financial Officer)